                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




Date of Report:  December 21, 1995


                           ABLE TELCOM HOLDING CORP.
                           -------------------------
            (Exact name of registrant as specified in its charter)

          FLORIDA                                 0-21986                               65-0013218
          -------                                 -------                               ----------
      (State or other                           (Commission                           (IRS Employer
      jurisdiction of                            File No.)                            Identification
       incorporation)                                                                      No.)


                                1601 FORUM PLACE
                                   SUITE 1110
                         WEST PALM BEACH, FLORIDA 33401
                    (Address of principal executive offices)

                                  407-688-0400
                                  ------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 8, 1995, the Registrant, through its wholly-owned subsidiary H.C. Investments, Inc., completed the acquisition of all of the issued and outstanding stock of H. C. Connell, Inc. ("Connell"), a Florida corporation, from H.C. and Lois Connell, for a combination of cash and promissory notes. The purchase price for the stock of Connell was approximately $2.2 million and was composed of: $500,000 in cash; a $1,465,074 promissory note due and payable on June 8, 1996, bearing interest at 6%; and a $250,000 promissory note due and payable on December 8, 1996, bearing interest at prime plus 1% (effective rate on December 8, 1996-9.75%). The purchase price was determined by arms-length negotiations between the sellers and the Registrant and is subject to adjustment based on certain post-closing events.

         The Registrant obtained the cash portion of the purchase price through the issuance of two promissory notes in the amount of $250,000 each to Messrs. Bill B. Caudill and Frazier Gaines, both Directors of the Company. Messrs. Caudill's and Gaines' notes are due and payable on June 8, 1996, and bear interest prime plus 1%. As additional consideration for the loans, the Registrant has agreed to sell to each of Messrs. Caudill and Gaines 5,000 shares of the Registrant's common stock for $.001 per share. The closing market price for the Registrant's common stock on the Nasdaq National Market System on December 8, 1995 was $7.1875 per share.

         Connell, which is headquartered in Leesburg, Florida, has approximately 225 employees and is a provider of services to telephone operators, a power company and various other utility providers in Central Florida. Connell will continue to operate separately as part of the Registrant's telecommunication services division. H.C. Connell, the founder of the company, will remain with the company as a consultant for a period of three years. In addition, Connell has entered into a three-year, triple net lease with Mr. Connell for a facility in Leesburg, Florida at an annual base rent of $57,600. Connell had fiscal 1995 revenues of approximately $12.4 million.

ITEM 5.  OTHER EVENTS.

         Effective November 29, 1995 the Registrant and SunTrust Bank, South Florida, N.A. ("SunTrust") entered into a Term Loan and Revolving Line of Credit Facility with a total aggregate value of $12,500,000 (the "Credit Facility"). The Credit Facility is comprised of the following components: (i) a $6,000,000 revolving line of credit (the "Line of Credit"), (ii) a $2,500,000 equipment loan facility (the "Equipment Loan Facility"), (iii) a Term A loan in the amount of $2,750,000 (the "Term A Loan"), and (iv) a Term B loan in the amount of $1,250,000 (the "Term B Loan"). The Line of Credit, the Term A Loan and the Term B Loan are each evidenced by separate promissory notes with varying maturities. The Equipment Facility will be evidenced by individual promissory notes equal to the amount of each Equipment Loan Facility draw made by Registrant. Each loan will accrue interest at either SunTrust's prime rate or, at the Registrant's election, and pursuant to the terms and conditions of the Term

Loan, Revolving Credit and Security Agreement governing the Credit Facility, the one (1) month LIBOR rate, plus 2 and 7/8ths percent. Proceeds from the Term A, Term B and a portion of the proceeds from the Credit Line were used to refinance existing debt of the Registrant with First Union National Bank of Florida, Merrill Lynch Business Financial Services, Inc., Merrill Lynch International Bank, Ltd. and Central Fidelity National Bank. The balance of the Line of Credit will be used by Registrant for its working capital needs. The Equipment Facility will be used to purchase equipment used by Registrant in its business.

         The Credit Facility contains covenants which require among other conditions that the Registrant maintain tangible net worth funded debt and debt service amounts. In addition, the Registrant is restricted in its repayment of notes in the principal amount of $1,307,970 due to its shareholders in January, 1996. The Credit Facility also imposes restrictions on Registrant's ability to lend money, guarantee debt, or acquire the assets or stock of other businesses. For calculation of all financial covenants under the Credit Facility, Registrant's acquisition of all of the outstanding stock of the Connell has been excluded. The Credit Facility is guaranteed by the following wholly owned subsidiaries of the Registrant: (i) Transportation Safety Contractors of Virginia, Inc., (ii) Transportation Safety Contractors, Inc.,
(iii) Able Communications Services, Inc. f/k/a BCD Communications, Inc., and
(iv) TIPCO, Inc.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Financial Statements of H.C. Connell, Inc.

             Report of Independent Auditors

             Balance Sheets as of June 30, 1995 and June 30, 1994

             Statements of Income and Retained Earnings for the Years Ended June 30, 1995 and 1994

             Statements of Cash Flows for the Years Ended June 30, 1995 and 1994

             Notes to Financial Statements

             Schedules to Financial Statements

             Report of Independent Auditors

             Balance Sheets as of June 30, 1994 and June 30, 1993

             Statements of Income and Retained Earnings for the Years Ended June 30, 1994 and 1993

             Statements of Cash Flows for the Years Ended June 30, 1994 and 1993

             Notes to Financial Statements

                 Schedules to Financial Statements

         (b) Pro-forma Financial Information. It is impracticable for the Registrant to provide the pro-forma financial information required by Article II of Regulation S-X at this time. Such information will be filed within 60 days of the date hereof pursuant to an amendment to this Form 8-K.

         (c)     Exhibits:

                10.1 Stock Purchase Agreement between the Registrant and H.C. and Lois A. Connell, dated November 6, 1995.

                10.2 Amendment to Stock Purchase Agreement between the Registrant and H.C. and Lois A. Connell, dated December 8, 1995.

                10.3 Consulting Agreement between the Registrant and H. C. Connell, dated December 1, 1995.

                10.4 Form of $1,465,074 Promissory Note from H.C. Investments, Inc. to H.C. and Lois Connell, dated December 8, 1995.

                10.5 Form of $250,000 Promissory Note from H.C. Investments, Inc. to H.C. and Lois Connell, dated December 8, 1995.

                10.6 Form of $250,000 Promissory Note from H.C. Investments, Inc. to Bill B. Caudill, dated December 8, 1995.

                10.7 Form of $250,000 Promissory Note from H.C. Investments, Inc. to Frazier Gaines, dated December 8, 1995.

                10.8 Term Loan and Revolving Line of Credit Facility between the Registrant and SunTrust Bank, South Florida N.A. effective as of November 29, 1995.

                              H. C. CONNELL, INC.
                               LEESBURG, FLORIDA

                              FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1995 AND 1994

                              H. C. CONNELL, INC.
                         INDEX TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994

____________________________________________________________

                                                       PAGE
                                                      NUMBER
                                                      ------
Independent Auditor's Report ............................1

Balance Sheets ..........................................2

Statements of Income and Retained Earnings ..............4

Statements of Cash Flows ................................5

Notes to Financial Statements ...........................7


SCHEDULE 1     Schedule of Aged Accounts Receivable.....14

SCHEDULE 2     Schedule of Contracts in Progress........15

SCHEDULE 3     Schedule of Revenue and Construction
                Costs...................................16

SCHEDULE 4     Schedule of Operating Expenses...........17

SCHEDULE 5     Schedule of Administrative Expenses......18


                         SHUMACKER, JOHNSTON & ROSS, PA
________________________________________________________________________________
                          Certified Public Accountant


J. Cecil Shumacker, CPA                                    American Institute of
Robert E. Johnston, CPA                             Certified Public Accountants
W. Chet Ross, CPA         INDEPENDENT AUDITOR'S REPORT

                                                            Florida Institute of
                                                    Certified Public Accountants

                                October 11, 1995



To the Director and Stockholders
H. C. Connell, Inc.
Leesburg, Florida


We have audited the accompanying balance sheets of H. C. Connell, Inc. as of June 30, 1995 and 1994, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H. C. Connell, Inc. as of June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information contained in Schedules 1 through 5 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                    /s/ Shumacker, Johnston & Ross, PA
                                    ----------------------------------
                                    Shumacker, Johnston & Ross, PA

                              H. C. CONNELL, INC.

                                 BALANCE SHEETS
________________________________________________________________________


                                     ASSETS

                                                      JUNE 30,
                                                 1995          1994
                                                ------        ------
CURRENT ASSETS:
  Cash                                       $  283,440    $  461,837
  Cash with Fiscal Agent (Note 7)                25,000        25,000
  Receivables:
    Accounts (Schedule 1)                     1,413,255     1,365,707
    Retainages                                       -         91,801
    Employee Loans                                  520         1,728
  Deferred Income Taxes                          32,700         1,000
  Cost and Estimated Earnings in
   Excess of Billings on Uncompleted
   Contracts (Note 3)                            97,570       162,833
                                             ----------    ----------

     Total Current Assets                     1,852,485     2,109,906


PROPERTY AND EQUIPMENT:
  Building and Improvements                     118,856       116,719
  Furniture and Office Equipment                 46,883        76,451
  Construction Equipment                      3,629,626     3,159,116
  Vehicles and Trailers                       1,684,171     1,195,390
                                             ----------    ----------

                                              5,479,536     4,547,676
  Less Accumulated Depreciation              (3,373,137)   (3,083,991)
                                             ----------    ----------

     Net Property and Equipment               2,106,399     1,463,685


OTHER ASSETS:
  Stockholder Loan (Note 6)                       1,539         2,010
  Deferred Expenses                              17,911        20,107
  Security Deposits                               1,400           500
                                             ----------    ----------

     Total Other Assets                          20,850        22,617

                                             ----------    ----------

     Total Assets                            $3,979,734    $3,596,208
                                             ==========    ==========





                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C. CONNELL, INC.

                                 BALANCE SHEETS
________________________________________________________________________


   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                      JUNE 30,
                                                 1995          1994
                                                ------        ------
CURRENT LIABILITIES:
  Accounts Payable                           $  310,271    $  451,671
  Retainage Payable                                  -         89,522
  Accrued Payroll and Vacation                  120,452       164,539
  Workers Compensation Claims
   Disposition Liability (Note 7)                85,000            -
  Accrued Taxes                                  41,670        85,801
  Dividend Payable                               12,500        10,000
  Bank Line of Credit (Note 2)                  100,000       111,935
  Billings in Excess of Costs and
   Estimated Earnings on Uncompleted
   Contracts (Note 3)                                -         18,904
  Current Portion of Long-Term Debt
   (Note 2)                                     430,121       182,868
                                             ----------    ----------

     Total Current Liabilities                1,100,014     1,115,240


LONG-TERM DEBT (Note 2)                         244,008        34,627

DEFERRED INCOME TAXES                           264,800       219,300

                                             ----------    ----------

     Total Liabilities                        1,608,822     1,369,167


STOCKHOLDERS' EQUITY:
  Common Stock, $1 Par value,
   10,000 shares authorized,
   issued and outstanding                        10,000        10,000
  Retained Earnings                           2,360,912     2,217,041
                                             ----------    ----------

     Total Stockholders' Equity               2,370,912     2,227,041

                                             ----------    ----------

     Total Liabilities and Stock-
      holders' Equity                        $3,979,734    $3,596,208
                                             ==========    ==========





                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C. CONNELL, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
________________________________________________________________________


                                                YEAR ENDED JUNE 30,
                                                 1995         1994
                                                ------       ------
CONTRACT REVENUES EARNED                     $12,441,071   $10,204,505

COSTS OF CONSTRUCTION                          9,348,620     7,475,967
                                             -----------   -----------

     Gross Profit (Schedule 3)                 3,092,451     2,728,538


OPERATING EXPENSES (Schedule 4)                1,478,274     1,112,970
ADMINISTRATIVE EXPENSES (Schedule 5)           1,313,435     1,037,866
                                             -----------   -----------

     Total Operating and Administrative
      Expenses                                 2,791,709     2,150,836

                                             -----------   -----------

     Income from Operations                      300,742       577,702

OTHER INCOME (EXPENSE):
  Interest Income                                  7,461        13,945
  Miscellaneous Income                            29,320        19,993
  Gain on Sale and Disposal of Assets                670        21,830
  Workers Compensation Claims
   Disposition Expense (Note 7)                  (85,000)           -
                                             -----------   -----------

     Total Other Income (Expense)                (47,549)       55,768

                                             -----------   -----------

     Income Before Income Taxes                  253,193       633,470

PROVISION FOR INCOME TAXES (Note 4):
  Current Expense                                 83,022       210,743
  Deferred Expense                                13,800        32,100
                                             -----------   -----------

     Total Provision for Income Taxes             96,822       242,843

                                             -----------   -----------

     NET INCOME                                  156,371       390,627

Retained Earnings, beginning of year           2,217,041     1,836,414
Dividends                                        (12,500)      (10,000)
                                             -----------   -----------

Retained Earnings, end of year               $ 2,360,912   $ 2,217,041
                                             ===========   ===========




                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C. CONNELL, INC.

                            STATEMENTS OF CASH FLOWS
________________________________________________________________________


                                                 YEAR ENDED JUNE 30,
                                                  1995         1994
                                                 ------       ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                  $  156,371    $ 390,627
  Adjustments to reconcile Net Income
   to Net Cash Provided by Operating
   Activities:
    Depreciation                                 424,995      304,713
    Gain on Disposal of Equipment                   (670)     (21,830)
    Decrease in Deferred Expenses                  2,196          936
    Increase in Security Deposits                   (900)          -
    Increase in Deferred Income Taxes             13,800       32,100
    Changes in Current Assets and Liabilities:
      Decrease in Receivables                     44,253      254,381
      Decrease in Prepaid Income Taxes                -         5,904
      (Increase) Decrease in Costs and
       Estimated Earnings in Excess of
       Billings on Uncompleted Contracts          65,263     (162,833)
      Decrease in Accounts and Retainage
       Payable                                  (230,922)    (206,337)
      Increase (Decrease) in Accrued
       Payroll and Vacation                      (44,087)      57,073
      Increase in Workers Compensation
       Claims Disposition Payable                 85,000           -
      Increase (Decrease) in Accrued Taxes       (44,131)      60,628
      Decrease in Billings in Excess of
       Costs and Estimated Earnings on
       Uncompleted Contracts                     (18,904)     (44,591)
                                              ----------    ---------

     Net Cash Provided by Operating
      Activities                                 452,264      670,771


CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) Decrease in Employee Loans            1,208       (1,404)
  Proceeds from Disposal of Equipment             11,800       24,030
  Purchase of Property and Equipment          (1,078,839)    (611,362)
  (Increase) Decrease in Loans to
   Stockholder                                       471         (718)
                                              ----------    ---------

     Net Cash Used in Investing
      Activities                              (1,065,360)    (589,454)





                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C. CONNELL, INC.

________________________________________________________________________


                                                 YEAR ENDED JUNE 30,
                                                  1995         1994
                                                 ------       ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends Paid                                 (10,000)      (5,000)
  Loan from Stockholder                               -       (50,000)
  Net Borrowing (Payments) Under Line
   of Credit Agreement                           (11,935)      65,442
  Proceeds from Issuance of New Debt             853,926      260,887
  Principal Payments on Long-Term Debt          (397,292)    (246,271)
                                               ---------    ---------

     Net Cash Provided by Financing
      Activities                                 434,699       25,058

                                               ---------    ---------

     NET INCREASE (DECREASE) IN CASH            (178,397)     106,375

Cash, beginning of year                          486,837      380,462
                                               ---------    ---------

Cash, end of year                              $ 308,440    $ 486,837
                                               =========    =========





                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
______________________________________________________________________


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        The Company is a licensed, bonded utility contractor that operates in the Central Florida area. Construction activities are primarily underground telephone, electrical power, and water and sewer utilities.

        Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

        Revenue Recognition

        Revenues for contracts are recorded using the accrual method except for revenues from lump-sum water and sewer construction contracts which are recognized using the percentage-of-completion method. Under this method, revenues are measured by the percentage of cost incurred to date to estimated total cost of each contract.

        Contract costs include all direct material, labor and sub-contractor costs and those indirect costs related to contract performance, such as labor burden and equipment operation and maintenance costs, including depreciation. Other operating and administrative expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated pro-fitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

        The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents billings in excess of revenues recognized.

        The Company generally warrants its material and workmanship for one year from the date of acceptance by the customer. Warranty costs are charged to expense when incurred.

        Cash

        For purposes of the statement of cash flows, cash includes amounts in demand bank accounts and amounts held by fiscal agents.

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
______________________________________________________________________


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

        Accounts Receivable

        Accounts receivable are stated at net realizable value. No allowance for doubtful accounts has been provided since, in management's judgment based on an analysis of specific accounts over 90 days old, the balance is entirely collectible.

        Property and Equipment

        Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows:

          Building and Improvements          10-25 Years
          Furniture and Office Equipment         5 Years
          Construction Equipment                 5 Years
          Vehicles and Trailers               3-10 Years

        Compensated Absences

        The Company changed its vacation policy effective July 1, 1993. Employees are now allowed to accumulate vacation days and are paid when taken. Vacation benefits earned on an employee's anniversary date must be used within the following year; any unused vacation is paid on the succeeding anniversary date. Upon termination, unused vacation is paid to the employee.

        Before July 1, 1993, vacation benefits were paid when earned on the employee's anniversary date of employment.

        Income Taxes

        Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the differences between the bases of property and equipment for financial and income tax reporting, and from different methods for recognizing workers compensation claims disposition liabilities. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

        The basis of property and equipment exceeds its tax basis by the cumulative amount that accelerated depreciation for tax purposes exceeds straight-line depreciation, and by the amount of salvage value excluded from the depreciable basis of heavy construction equipment for financial reporting purposes.

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
______________________________________________________________________


NOTE 2  LONG-TERM DEBT

        The following schedule summarizes long-term debt at June 30, 1995 and 1994. The equipment and vehicles acquired using the proceeds of these loans have been pledged as security for the debt.

                                                     1995                   1994
                                          -----------------------------   --------
                                                      Long
                                          Current     Term      Total       Total
                                          -------    ------    -------    --------
             Sun Bank:
               Note with monthly payments
               of $10,000 plus interest
               at prime plus .50%         $120,000  $ 90,000   $210,000   $     -

               Note with monthly payments
               of $8,125 plus interest
               at prime plus .50%           97,500    89,375    186,875         -

               Note with monthly payments
               of $6,077 plus interest
               at prime plus .50%           72,922    30,384    103,306         -

               Note with monthly payments
               of $4,664 plus interest
               at prime plus .75%           55,967     9,328     65,295         -

               Note with monthly payments
               of $4,947 plus interest
               at prime plus .75%           34,627        -      34,627     93,987

               Loans paid off during the
               year ended 6/30/95               -         -          -      15,682

             Citizens National Bank:
               Note with monthly payments
               of $3,115 plus interest
               at prime plus .50%           37,381    24,921     62,302         -

               Loan paid off during the
               year ended 6/30/95               -         -          -       4,713

             Associates Commercial:
               Equipment loan payable in
               monthly installments of
               $2,989 including interest
               at 2.9%                      11,724        -      11,724         -

             KDC Financial:
               Loan paid off during
               the year ended 6/30/95           -         -          -     103,113
                                          --------  --------   --------   --------

                  TOTALS                  $430,121  $244,008   $674,129   $217,495
                                          ========  ========   ========   ========

              Maturities of long-term debt are as follows:

                       Year ended June 30, 1996     $430,121
                       Year ended June 30, 1997      244,008
                                                    --------

                                                    $674,129
                                                    ========


                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
______________________________________________________________________


NOTE 2  LONG-TERM DEBT (Continued)

        The Sun Bank prime rate at June 30, 1995 was 9.0%. Sun Bank requires the Company to maintain minimum equity of $1.5 million. All long-term debt is personally guaranteed by H. C. Connell, the majority stockholder.

        Total interest expense incurred and paid for the years ended June 30, 1995 and 1994 were $56,137 and $23,497, respectively.

        In addition to the debt listed above, the Company has an unsecured line of credit with Sun Bank in the amount of $200,000 with interest at prime rate plus .50%. This line of credit is intended for short-term working capital needs and subject to renewal annually on December 1.


NOTE 3  LONG-TERM CONTRACTS IN PROGRESS

       Information with respect to water and sewer uncompleted contracts at June 30, 1995 and 1994 follows:

                                                1995        1994
                                                ----        ----
              Costs incurred on contracts
                in progress                  $   75,385  $1,111,212
              Estimated earnings
                on contracts in progress         18,223     118,057
                                             ----------  ----------

                                                 93,608   1,229,269

              Less amounts billed on these
                uncompleted contracts                -   (1,085,340)
              Unbilled amounts on completed
                contracts                         3,962          -
                                             ----------  ----------

                                             $   97,570  $  143,929
                                             ==========  ==========

       This net amount is included in the accompanying balance sheet under the following captions:

              Costs and Estimated Earnings
                in Excess of Billings on
                Uncompleted Contracts        $   97,570  $  162,833
              Billings in Excess of Costs
                and Estimated Earnings on
                Uncompleted Contracts                -      (18,904)
                                             ----------  ----------

                                             $   97,570  $  143,929
                                             ==========  ==========


                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
______________________________________________________________________



NOTE 4  INCOME TAXES

        The provision for income tax expense consists of the following components:

                                           Year ended June 30,
                                           1995          1994
                                          ------        ------
                   CURRENT:
                     Federal             $ 71,094      $190,752
                     State                 11,928        19,991
                                         --------      --------

                                           83,022       210,743

                   DEFERRED:
                     Federal               11,100        17,000
                     State                  2,700        15,100
                                         --------      --------

                                           13,800        32,100

                                         --------      --------

                        TOTAL            $ 96,822      $242,843
                                         ========      ========


        The following State Emergency Excise Tax credits are available to reduce future State income taxes:

                   Year the credit
                  becomes available           Amount
                  -----------------           ------
                    June 30, 1996            $ 1,152
                    June 30, 1998                 67
                    June 30, 1999                 67
                    June 30, 2000                 38
                                             -------

                         Total               $ 1,324
                                             =======

        Federal and State income taxes paid during the years ended June 30, 1995 and 1994 totalled $121,501 and $80,000, respectively.


NOTE 5  MAJOR CUSTOMERS

        The Company is engaged in utility construction operations on both a bid contract and continuing contract basis. Approx-imately $9.6 million of the contract revenues earned during the year ended June 30, 1995 resulted from the continuing contracts with United Telephone Company of Florida and Florida Power Corporation.

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
______________________________________________________________________


NOTE 5  MAJOR CUSTOMERS (continued)

        The current contract with United Telephone expires August 31, 1996. Contracts covering one Florida Power region and one Florida Power district are in effect or have been renewed with expiration dates of September 2, 1996 and October 1, 1996, respectively.


NOTE 6  RELATED PARTY TRANSACTIONS

        The Company's headquarters is located at a site owned by H. C. Connell, the majority stockholder. The Company and Mr. Connell have entered into a lease agreement with terms that are re-viewed annually. For each of the years ended June 30, 1995 and 1994, the Company incurred and paid $57,600 in rent to Mr. Connell.

        As of June 30, 1995 and 1994, Mr. Connell owed the Company $1,539 and $2,010, respectively. This loan has no stated rate of interest nor terms of repayment. However, management expects the balance to be repaid during the next year.


NOTE 7  SELF-INSURANCE PROGRAM

        The Company participates in a self-insurance program with Employers Self Insurers Fund for workers' compensation insurance coverage. Under the terms of the program, the Company reimburses the Fund for all claims paid up to an annual maximum obligation based on a percentage of standard premium. Claims paid above this annual maximum amount are the responsibility of the Fund.

        The Company is required to maintain a minimum balance of $25,000 with the Fund to service claims, which is included on the balance sheet as "Cash with Fiscal Agent". Additionally, at the Insurance Fund's request, the Company has issued the Fund an irrevocable standby letter of credit in the amount of $650,000 in order to provide the Fund with continuing financial security.

        Company management has analyzed the open workers compensation cases for all years since the Company entered the program in 1987. As of June 30, 1995, management estimates a total potential exposure of $219,000 from remaining open cases. Management has authorized its fiscal agent to settle two cases for a total of $85,000, and this amount has accordingly been recorded as a current liability at June 30, 1995. Of the remaining potential exposure of $134,000, the Company maintains

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994
______________________________________________________________________


NOTE 7  SELF-INSURANCE PROGRAM (continued)

        a policy of recording workers compensation expense when the Fund bills the Company for reimbursement of actual claims paid because of the uncertainty regarding the timing and amount of actual payments inherent with workers compensation claims administration.


NOTE 8  CONTINGENCIES

        There are claims and actions pending against the Company. In the opinion of management, the amounts, if any, which may be awarded in connection with these claims and actions would not be material to the Company's financial position.

                                                                      SCHEDULE 1

                              H. C. CONNELL, INC.
                      SCHEDULE OF AGED ACCOUNTS RECEIVABLE
                                 JUNE 30, 1995

__________________________________________________________________________


                                              --------PAST DUE OVER-------
     CUSTOMER           TOTAL     CURRENT     30 DAYS   60 DAYS    90 DAYS
     --------           -----     -------     -------   -------    -------
Florida Power Corp  $  656,798  $  426,161   $156,740   $59,953    $13,944

Sprint/United Tele-
 phone Corp            233,001     231,657      1,344        -          -

City of Altamonte
 Springs               107,473     105,304         -         -       2,169

Sumter Electric Coop   109,797     108,142      1,585        70         -

City of Leesburg        47,615      47,615         -         -          -

Vista-United Telecom    18,405          -          -     18,405         -

Others                  12,562       8,720      2,642     1,000        200

Unbilled Revenue       227,604     227,604         -         -          -
                    ----------  ----------   --------   -------    -------

                    $1,413,255  $1,155,203   $162,311   $79,428    $16,313
                    ==========  ==========   ========   =======    =======





                        See Independent Auditor's Report

                                                                      SCHEDULE 2

                              H. C. CONNELL, INC.
                       SCHEDULE OF CONTRACTS IN PROGRESS
                                 JUNE 30, 1995

__________________________________________________________________________________________________________________________
Owner/              Revised      Cost      -----------Estimated----------    Percent     Estimated    Billings      Under
Description        Contract      to        Cost to      Total      Gross     Complete      Earnings    to Date      (Over)
                    Amount      Date       Complete     Cost       Profit                  to Date                  Billed
___________________________________________________________________________________________________________________________
City of Leesburg/
Turnpike J&B       $ 103,093  $   61,576   $ 18,905  $   80,481   $ 22,612     76.5%     $ 17,300    $       -      $78,876
Contracts under
  $100,000           105,496      13,809     75,897      89,706     15,790      N/A           923            -       14,732
                               ----------                                                 --------    ----------     ------
                               $   75,385                                                 $ 18,223    $       -     $93,608
                               ==========                                                 ========    ==========
                                                                                                                      3,962 *
                                                                                                                      -----
                                                                                                                     97,570
                                                                                                                     ======

      * - Unbilled amounts on completed contracts.


                        See Independent Auditor's Report

                                                                      SCHEDULE 3

                              H. C. CONNELL, INC.
                   SCHEDULE OF REVENUE AND CONSTRUCTION COSTS
                                  BY DIVISION
                        FOR THE YEAR ENDED JUNE 30, 1995

________________________________________________________________________


                                                  WATER &
                       TELEPHONE       POWER       SEWER        TOTAL
                       ---------       -----      -------      -------
CONTRACT REVENUES      $2,566,570   $7,651,234  $2,223,267   $12,441,071


COSTS OF CONSTRUCTION:
  Salaries and Wages      835,488    2,828,617     595,292     4,259,397
  Payroll Taxes            72,630      245,894      51,749       370,273
  Medical and Worker's
   Comp Insurance          59,383      455,153     111,024       625,560
  Subcontractors           45,025      862,950     480,395     1,388,370
  Materials & Supplies     63,901      453,170     564,704     1,081,775
  Job Repairs               7,292       27,042       4,239        38,573
  Equipment Rental         21,267      361,502      70,668       453,437
  Fuel                     83,683      227,836      61,268       372,787
  Tags and Licenses         9,064       20,174       4,239        33,477
  Other Job Expenses        6,604       48,780      15,174        70,558
  Other Insurance          56,325      116,257      42,133       214,715
  Interest                  2,655       39,250       2,128        44,033
  Depreciation on
   Equipment               43,247      269,610      82,808       395,665
                       ----------   ----------  ----------   -----------

                        1,306,564    5,956,235   2,085,821     9,348,620

                       ----------   ----------  ----------   -----------

     GROSS PROFIT      $1,260,006   $1,694,999  $  137,446   $ 3,092,451
                       ==========   ==========  ==========   ===========





                        See Independent Auditor's Report

                                                                      SCHEDULE 4

                              H. C. CONNELL, INC.
                         SCHEDULE OF OPERATING EXPENSES
                        FOR THE YEAR ENDED JUNE 30, 1995

_______________________________________________________________________



Salaries and Wages                                    $  275,581
Payroll Taxes                                             23,956
Medical and Worker's Comp Insurance                       44,929
Parts                                                    471,739
Tires                                                     90,720
Supplies and Small Tools                                 152,543
Repairs                                                  346,721
Equipment Rental                                           5,557
Fuel                                                      19,427
Oil and Lubricants                                        26,376
Other Insurance                                            8,910
Other Expense                                                550
Tags and Licenses                                          1,754
Depreciation                                               9,511
                                                      ----------

     TOTAL OPERATING EXPENSES                         $1,478,274
                                                      ==========





                        See Independent Auditor's Report

                                                                      SCHEDULE 5

                              H. C. CONNELL, INC.
                      SCHEDULE OF ADMINISTRATIVE EXPENSES
                        FOR THE YEAR ENDED JUNE 30, 1995

_______________________________________________________________________



Salaries and Wages                                    $  195,894
Officer's Salary                                         250,560
Bonuses                                                  293,855
Payroll Taxes                                             31,437
Medical and Worker's Comp Insurance                        8,781
Advertising and Promotion                                 18,809
Communications                                            49,020
Computer Expense                                           6,828
Depreciation                                              19,819
Donations                                                  4,584
Interest                                                  12,104
Other Insurance                                            2,036
Drug Screening                                            11,502
Miscellaneous                                             54,338
Fuel                                                       2,989
Office                                                    50,977
Professional Fees                                         16,618
Rent                                                      58,936
Repairs                                                   11,796
Seminars, Education                                       18,817
Security Expense                                             961
Tags                                                         292
Taxes and Licenses                                        62,680
Travel and Entertainment                                  26,624
Uniforms and Cleaning                                     13,772
Utilities                                                 89,406
                                                      ----------

     TOTAL ADMINISTRATIVE EXPENSES                    $1,313,435
                                                      ==========





                        See Independent Auditor's Report

                              H. C. CONNELL, INC.
                               LEESBURG, FLORIDA

                              FINANCIAL STATEMENTS

                       YEARS ENDED JUNE 30, 1994 AND 1993

                              H. C. CONNELL, INC.
                         INDEX TO FINANCIAL STATEMENTS
                             JUNE 30, 1994 AND 1993

__________________________________________________________________

                                                       PAGE
                                                      NUMBER
                                                      ------
Independent Auditor's Report ............................1

Balance Sheets ..........................................2

Statements of Income and Retained Earnings ..............4

Statements of Cash Flows ................................5

Notes to Financial Statements ...........................7


SCHEDULE 1     Schedule of Aged Accounts Receivable.....14

SCHEDULE 2     Schedule of Contracts in Progress........15

SCHEDULE 3     Schedule of Revenue and Construction
                Costs...................................16

SCHEDULE 4     Schedule of Operating Expenses...........17

SCHEDULE 5     Schedule of Administrative Expenses......18


                         SHUMACKER, JOHNSTON & ROSS, PA
_______________________________________________________________________________
                          Certified Public Accountants

J. Cecil Shumacker, CPA                                   American Institute of
Robert E. Johnston, CPA                            Certified Public Accountants
W. Chet Ross, CPA         INDEPENDENT AUDITOR'S REPORT
                                                           Florida Institute of
                                                   Certified Public Accountants

                                    November 14, 1994



To the Director and Stockholders
H. C. Connell, Inc.
Leesburg, Florida


We have audited the accompanying balance sheets of H. C. Connell, Inc. as of June 30, 1994 and 1993, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of H. C. Connell, Inc. as of June 30, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information contained in Schedules 1 through 5 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                    /s/ Shumacker, Johnston & Ross, PA
                                    ----------------------------------
                                    Shumacker, Johnston & Ross, PA

                              H. C. CONNELL, INC.

                                 BALANCE SHEETS
________________________________________________________________________


                   ASSETS

                                                      JUNE 30,
                                                 1994          1993
                                                ------        ------
CURRENT ASSETS:
  Cash                                       $  461,837    $  355,462
  Cash with Fiscal Agent (Note 2)                25,000        25,000
  Receivables:
    Accounts (Schedule 1)                     1,365,707     1,373,082
    Retainages                                   91,801       338,807
    Employee Loans                                1,728           324
  Prepaid Income Taxes                               -          5,904
  Deferred Income Taxes                           1,000        12,000
  Cost and Estimated Earnings in
   Excess of Billings on Uncompleted
   Contracts (Note 4)                           162,833            -
                                             ----------    ----------

     Total Current Assets                     2,109,906     2,110,579


PROPERTY AND EQUIPMENT:
  Building and Improvements                     116,719       116,719
  Furniture and Office Equipment                 76,451        75,665
  Construction Equipment                      3,159,116     2,763,038
  Vehicles and Trailers                       1,195,390     1,093,373
                                             ----------    ----------

                                              4,547,676     4,048,795
  Less Accumulated Depreciation              (3,083,991)   (2,889,559)
                                             ----------    ----------

     Net Property and Equipment               1,463,685     1,159,236


OTHER ASSETS:
  Stockholder Loan (Note 7)                       2,010         1,292
  Deferred Expenses                              20,107        21,043
  Security Deposits                                 500           500
                                             ----------    ----------

     Total Other Assets                          22,617        22,835

                                             ----------    ----------

     Total Assets                            $3,596,208    $3,292,650
                                             ==========    ==========





                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C. CONNELL, INC.

                                 BALANCE SHEETS
________________________________________________________________________


   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------
                                                      JUNE 30,
                                                 1994          1993
                                                ------        ------
CURRENT LIABILITIES:
  Accounts Payable                           $  451,671    $  594,760
  Retainage Payable                              89,522       152,770
  Accrued Payroll and Vacation                  164,539       107,466
  Accrued Taxes                                  85,801        25,173
  Dividend Payable                               10,000         5,000
  Due to Stockholder (Note 7)                        -         50,000
  Bank Line of Credit (Note 3)                  111,935        46,493
  Billings in Excess of Costs and
   Estimated Earnings on Uncompleted
   Contracts (Note 4)                            18,904        63,495
  Current Portion of Long-Term Debt
   (Note 3)                                     182,868       182,607
                                             ----------    ----------

     Total Current Liabilities                1,115,240     1,227,764


LONG-TERM DEBT (Note 3)                          34,627        20,272

DEFERRED INCOME TAXES                           219,300       198,200

                                             ----------    ----------

     Total Liabilities                        1,369,167     1,446,236


STOCKHOLDERS' EQUITY:
  Common Stock, $1 Par value,
   10,000 shares authorized,
   issued and outstanding                        10,000        10,000
  Retained Earnings                           2,217,041     1,836,414
                                             ----------    ----------

     Total Stockholders' Equity               2,227,041     1,846,414

                                             ----------    ----------

     Total Liabilities and Stock-
      holders' Equity                        $3,596,208    $3,292,650
                                             ==========    ==========





                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C. CONNELL, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
________________________________________________________________________


                                                YEAR ENDED JUNE 30,
                                                 1994         1993
                                                ------       ------
CONTRACT REVENUES EARNED                     $10,204,505   $10,125,105

COSTS OF CONSTRUCTION                          7,475,967     8,044,263
                                             -----------   -----------

     Gross Profit (Schedule 3)                 2,728,538     2,080,842


OPERATING EXPENSES (Schedule 4)                1,112,970       916,411
ADMINISTRATIVE EXPENSES (Schedule 5)           1,037,866       822,470
                                             -----------   -----------

     Total Operating and Administrative
      Expenses                                 2,150,836     1,738,881

                                             -----------   -----------

     Income from Operations                      577,702       341,961

OTHER INCOME:
  Interest                                        13,945         5,341
  Miscellaneous Income                            19,993        13,069
  Gain on Sale and Disposal of Assets             21,830         6,480
                                             -----------   -----------

     Total Other Income                           55,768        24,890

                                             -----------   -----------

     Income Before Income Taxes                  633,470       366,851

PROVISION FOR INCOME TAXES (Note 6):
  Current Expense                                210,743        89,481
  Deferred Expense                                32,100        53,100
                                             -----------   -----------

     Total Provision for Income Taxes            242,843       142,581

                                             -----------   -----------

     NET INCOME                                  390,627       224,270

Retained Earnings, beginning of year           1,836,414     1,617,144
Dividends                                        (10,000)       (5,000)
                                             -----------   -----------

Retained Earnings, end of year               $ 2,217,041   $ 1,836,414
                                             ===========   ===========





                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C. CONNELL, INC.

                            STATEMENTS OF CASH FLOWS
________________________________________________________________________


                                                 YEAR ENDED JUNE 30,
                                                  1994         1993
                                                 ------       ------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                   $ 390,627    $ 224,270
  Adjustments to Reconcile Net Income
   to Net Cash Provided by Operating
   Activities:
    Depreciation                                 304,713      255,838
    Gain on Disposal of Equipment                (21,830)      (6,480)
    Increase in Deferred Income Taxes             32,100       53,100
    Changes in Current Assets and Liabilities:
      (Increase) Decrease in Receivables         254,381     (717,029)
      Decrease in Prepaid Income Taxes             5,904       23,292
      (Increase) Decrease in Costs and
       Estimated Earnings in Excess of
       Billings on Uncompleted Contracts        (162,833)       8,154
      Decrease in Deferred Expenses                  936        1,680
      Increase (Decrease) in Accounts and
       Retainage Payable                        (206,337)     454,250
      Increase in Accrued Payroll and
       Vacation                                   57,073       30,812
      Increase in Accrued Taxes                   60,628       21,122
      Decrease in Billings in Excess of
       Costs and Estimated Earnings on
       Uncompleted Contracts                     (44,591)     (10,293)
                                               ---------    ---------

     Net Cash Provided by Operating
      Activities                                 670,771      338,716


CASH FLOWS FROM INVESTING ACTIVITIES:
  (Increase) Decrease in Employee Loans           (1,404)       2,731
  Proceeds from Disposal of Equipment             24,030        6,580
  Purchase of Property and Equipment            (611,362)    (248,208)
  Increase in Loans to Stockholder                  (718)        (721)
                                               ---------    ---------

     Net Cash Used in Investing
      Activities                                (589,454)    (239,618)





                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C. CONNELL, INC.

________________________________________________________________________


                                                 YEAR ENDED JUNE 30,
                                                  1994         1993
                                                 ------       ------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends Paid                                  (5,000)      (5,000)
  Loan from Stockholder                          (50,000)      50,000
  Net Borrowing (Payments) Under Line
   of Credit Agreement                            65,442       46,493
  Proceeds from Issuance of New Debt             260,887       65,091
  Principal Payments on Long-Term Debt          (246,271)    (220,744)
                                               ---------    ---------

     Net Cash Provided by (Used in)
      Financing Activities                        25,058      (64,160)

                                               ---------    ---------

     NET INCREASE IN CASH                        106,375       34,938

Cash, beginning of year                          380,462      345,524
                                               ---------    ---------

Cash, end of year                              $ 486,837    $ 380,462
                                               =========    =========





Disclosure of Accounting Policy:

For purposes of the statement of cash flows, the Company considers cash to include amounts held by fiscal agents and amounts in demand bank accounts.





                 See Accompanying Notes to Financial Statements
                        and Independent Auditor's Report

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1994 AND 1993
______________________________________________________________________


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        Revenue Recognition

        Revenues for contracts are recorded using the accrual method except for revenues from lump-sum water and sewer construction contracts which are recognized using the percentage-of-completion method. Under this method, revenues are measured by the percentage of cost incurred to date to estimated total cost of each contract.

        Contract costs include all direct material, labor and sub-contractor costs and those indirect costs related to contract performance, such as labor burden and equipment operation and maintenance costs, including depreciation. Other operating and administrative expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

        The asset, "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts", represents revenues recognized in excess of amounts billed. The liability, "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts", represents billings in excess of revenues recognized.

        The Company generally warrants its material and workmanship for one year from the date of acceptance by the customer. Warranty costs are charged to expense when incurred.

        Cash

        Included in the balance captioned cash are amounts deposited in interest bearing and non-interest bearing bank accounts.

        Accounts Receivable

        Accounts receivable are stated at net realizable value. No allowance for doubtful accounts has been provided since, in management's judgment based on an analysis of specific accounts over 90 days old, the balance is entirely collectible.

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1994 AND 1993
______________________________________________________________________


NOTE 1  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (Continued)

        Property and Equipment

        Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows:

          Building and Improvements          10-25 Years
          Furniture and Office Equipment         5 Years
          Construction Equipment                 5 Years
          Vehicles and Trailers               3-10 Years

        Compensated Absences

        The Company changed its vacation policy effective July 1, 1993. Employees are now allowed to accumulate vacation days and are paid when taken. Vacation benefits earned on an employee's anniversary date must be used within the following year; any unused vacation is paid on the succeeding anniversary date. Upon termination, unused vacation is paid to the employee.

        Before July 1, 1993, vacation benefits were paid when earned on the employee's anniversary date of employment.

        Income Taxes

        Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the difference between the bases of property and equipment for financial and income tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

        The basis of property and equipment exceeds its tax basis by the cumulative amount that accelerated depreciation for tax purposes exceeds straight-line depreciation, and by the amount of salvage value excluded from the depreciable basis of heavy construction equipment for financial reporting purposes.


NOTE 2  CASH WITH FISCAL AGENT

        As a part of the agreement to participate in the workers' compensation plan administered by Employers Self Insurers Fund, the Company is required to maintain a minimum balance of $25,000 with the Fund to service claims.

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1994 AND 1993
______________________________________________________________________


NOTE 3  LONG-TERM DEBT:

        The following schedule summarizes long-term debt at June 30, 1994 and 1993. The equipment and vehicles acquired using the proceeds of these loans have been pledged as security for the debt.

                                                     1994                   1993
                                          -----------------------------   --------
                                                      Long
                                          Current     Term      Total       Total
                                          -------    ------    -------    --------
              Sun Bank:
                2 loans with monthly
                payments totalling
                $12,500 plus interest
                at prime plus .75%        $  2,500  $     -    $  2,500   $152,500

                Loan with monthly pay-
                ments of $2,197 plus
                interest at prime
                plus 1.0%                   13,182        -      13,182     39,546

                Loan with monthly pay-
                ments of $4,947 plus
                interest at prime
                plus .75%                   59,360    34,627     93,986         -

              Citizens National Bank:
                Equipment loan with
                monthly payments of
                $510 plus interest at
                prime plus 1%                4,713        -       4,713      10,833

              KDC Financial:
                Equipment loan with
                monthly payments of
                $9,566 including interest
                at 2.9% due May 1995       103,113        -     103,113          -
                                          --------  --------   --------    --------

                   TOTALS                 $182,868  $ 34,627   $217,495    $202,879
                                          ========  ========   ========    ========


              Maturities of long-term debt are as follows:

              Year ended June 30, 1995     $182,868
              Year ended June 30, 1996       34,627
                                           --------

                                           $217,495
                                           ========

              The Sun Bank prime rate at June 30, 1994 was 7.25%. Sun Bank requires the Company to maintain minimum equity of $1.5 million. All long-term debt is personally guaranteed by H. C. Connell, the majority stockholder.

              Total interest expense incurred and paid for the years ended June 30, 1994 and 1993 were $23,497 and $20,531, respectively.

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1994 AND 1993
______________________________________________________________________


NOTE 3  LONG-TERM DEBT (Continued)

        In addition to the debt listed above, the Company has an unsecured line of credit with Sun Bank in the amount of $200,000 with interest at prime rate plus .75%. This line of credit is intended for short-term working capital needs and subject to renewal annually on December 1.


NOTE 4  LONG-TERM CONTRACTS IN PROGRESS

        Information with respect to water and sewer uncompleted contracts at June 30, 1994 and 1993 follows:

                                                1994        1993
                                                ----        ----
               Costs incurred on contracts
                 in progress                 $1,111,212  $2,205,475
               Estimated earnings
                 on contracts in progress       118,057     358,338
                                             ----------  ----------

                                              1,229,269   2,563,813

               Less amounts billed on these
                 uncompleted contracts        1,085,340   2,627,308
                                             ----------  ----------

                                             $  143,929  $  (63,495)
                                             ==========  ==========



        This net amount is included in the accompanying balance sheet under the following captions:



               Costs and Estimated Earnings
                 in Excess of Billings on
                 Uncompleted Contracts       $  162,833  $       -
               Billings in Excess of Costs
                 and Estimated Earnings on
                 Uncompleted Contracts          (18,904)    (63,495)
                                             ----------  ----------

                                             $  143,929  $  (63,495)
                                             ==========  ==========


NOTE 5  MAJOR CUSTOMERS

        The Company is engaged in utility construction operations on both a bid contract and continuing contract basis. Approx-imately $5.5 million of the contract revenues earned during the year ended June 30, 1994 resulted from the continuing contracts with United Telephone Company of Florida and Florida Power Corporation.

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1994 AND 1993
______________________________________________________________________


NOTE 5  MAJOR CUSTOMERS (CONTINUED)

              The current contract with United Telephone expires August 31, 1996. Contracts covering one Florida Power region and one Florida Power district are in effect or have been renewed with expiration dates of September 2, 1996 and October 1, 1995, respectively.


NOTE 6  INCOME TAXES

              The provision for income tax expense consists of the following components:

                                           Year ended June 30,
                                           1994          1993
                                          ------        ------
                   CURRENT:
                     Federal             $190,752      $ 89,481
                     State                 19,991            -
                                         --------      --------

                                          210,743        89,481

                   DEFERRED:
                     Federal               17,000        33,100
                     State                 15,100        20,000
                                         --------      --------

                                           32,100        53,100

                                         --------      --------

                        TOTAL            $242,843      $142,581
                                         ========      ========

              At June 30, 1993, the Company used a State net operating loss carryforward of $120,664 available from June 30, 1992 to reduce State income taxes currently payable by approximately $6,600.

              The following State Emergency Excise Tax credits are available to reduce future State income taxes:

                   Year the credit
                  becomes available           Amount
                  -----------------           ------
                    June 30, 1995            $   879
                    June 30, 1996              1,152
                    June 30, 1998                 67
                    June 30, 1999                 67
                                             -------

                         Total               $ 2,165
                                             =======

              Federal and State income taxes paid during the years ended June 30, 1994 and 1993 totalled $80,000 and $55,000, respectively.

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1994 AND 1993
______________________________________________________________________


NOTE 7  RELATED PARTY TRANSACTIONS

        The Company's headquarters is located at a site owned by H. C. Connell, the majority stockholder. The Company and Mr. Connell have entered into a lease agreement with terms that are re-viewed annually. For each of the years ended June 30, 1994 and 1993, the Company incurred and paid $57,600 in rent to Mr. Connell.

        As of June 30, 1994 and 1993, Mr. Connell owed the Company $2,010 and $1,292, respectively. This loan has no stated rate of interest nor terms of repayment. However, management expects the balance to be repaid during the next year.

        As of June 30, 1993, Mr. Connell loaned $50,000 to the Company to provide temporary working capital. This loan was repaid during the year ended June 30, 1994 with interest.


NOTE 8  SELF-INSURANCE PROGRAM

        The Company participates in a self-insurance program with Employers Self Insurers Fund for workers' compensation insurance coverage. Under the terms of the program, the Company reimburses the Fund for all claims paid up to an annual maximum obligation based on a percentage of standard premium. Claims paid above this annual maximum amount are the responsibility of the Fund. Additionally, at the Insurance Fund's request, the Company has issued the Fund an irrevocable standby letter of credit in the amount of $515,900 in order to provide the Fund with continuing financial security.

        Company management has analyzed the open workers compensation cases for all years since the Company entered the program in 1987. As of June 30, 1994, management estimates a total potential exposure of $167,000 from remaining open cases. Due to uncertainty regarding the timing and amount of actual payments inherent with workers compensation claims administration, the Company maintains a policy of recording workers compensation expense when the Fund bills the Company for reimbursement of actual claims paid.


NOTE 9  CONTINGENCIES

        There are claims and actions pending against the Company. In the opinion of management, the amounts, if any, which may be awarded in connection with these claims and actions would not be material to the Company's financial position.

                              H. C.  CONNELL, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1994 AND 1993
______________________________________________________________________


NOTE 9  CONTINGENCIES (CONTINUED)

        As a result of its examination of the corporate income tax return for the year ended June 30, 1991, the Internal Revenue Service has proposed a tax assessment of $40,950 on earnings accumulated in excess of reasonable needs. Management disagrees with this proposed assessment and is vigorously opposing the tax. An appellate hearing has been requested to review this dispute. Management believes they have a strong argument supporting the Company's position, and, therefore, has made no provision for this tax in the accompanying financial statements.

                                                                      SCHEDULE 1

                              H. C. CONNELL, INC.
                      SCHEDULE OF AGED ACCOUNTS RECEIVABLE
                                 JUNE 30, 1994

__________________________________________________________________________


                                    OVER      OVER      OVER
     CUSTOMER           CURRENT    30 DAYS   60 DAYS   90 DAYS     TOTAL
     --------           -------    -------   -------   -------     -----
Florida Power Corp   $  340,589   $117,543   $31,809   $    -   $  489,941

United Telephone Corp   272,481         -         -         -      272,481

Utilities Inc. of
 Florida                187,386         -         -         -      187,386

City of Groveland       158,270      2,177        -         -      160,447

City of Sanford         154,177         -         -         -      154,177

City of Mount Dora           -       6,293        -         -        6,293

Others                    2,010      4,815       150     2,103       9,078

Unbilled Revenue         85,904         -         -         -       85,904
                     ----------   --------   -------   -------  ----------

                     $1,200,817   $130,828   $31,959   $ 2,103  $1,365,707
                     ==========   ========   =======   =======  ==========





                        See Independent Auditor's Report

                                                                      SCHEDULE 2

                              H. C. CONNELL, INC.
                       SCHEDULE OF CONTRACTS IN PROGRESS
                                 JUNE 30, 1994

___________________________________________________________________________________________________________________________
Owner/              Revised      Cost      -----------Estimated-----------    Percent     Estimated    Billings     Under
Description        Contract      to        Cost to      Total      Gross     Complete      Earnings    to Date     (Over)
                     Amount      Date      Complete      Cost      Profit                 to Date                  Billed
___________________________________________________________________________________________________________________________
City of Groveland/
 Sewer System      $1,669,500  $  879,543   $637,271  $1,516,814   $152,686     58.0%     $ 88,537    $  844,128   $123,952

Utilities Inc of
  Florida/
 EDB Interconnect     462,738     109,791    279,678     389,469     73,269     28.2%       20,654       142,032    (11,587)

Contracts under
  $100,000            154,853     121,878     19,221     141,099     13,754      N/A         8,866        99,180     31,564
                               ----------                                                 --------    ----------    -------
                               $1,111,212                                                 $118,057    $1,085,340   $143,929
                               ==========                                                 ========    ==========   ========



                        See Independent Auditor's Report

                                                                      SCHEDULE 3

                              H. C. CONNELL, INC.
                   SCHEDULE OF REVENUE AND CONSTRUCTION COSTS
                                  BY DIVISION
                        FOR THE YEAR ENDED JUNE 30, 1994

________________________________________________________________________


                                                  WATER &
                       TELEPHONE       POWER       SEWER        TOTAL
                       ---------       -----      -------      -------

CONTRACT REVENUES      $1,849,612   $4,393,736  $3,961,157   $10,204,505


COSTS OF CONSTRUCTION:
  Salaries and Wages      649,154    1,676,001     601,171     2,926,326
  Payroll Taxes            54,092      139,656      50,094       243,842
  Subcontractors           48,019       84,089   1,778,131     1,910,239
  Medical and Worker's
   Comp Insurance          47,451      264,716     115,605       427,772
  Materials & Supplies     51,965       48,532     872,662       973,159
  Job Repairs               9,338       12,252       3,095        24,685
  Equipment Rental         17,665       91,494      54,099       163,258
  Fuel                     83,223      128,037      54,525       265,785
  Tags and Licenses         8,221        9,657       3,393        21,271
  Other Job Expenses        3,282        6,782      11,237        21,301
  Other Insurance          46,003       77,027      77,112       200,142
  Interest                    490       13,765       1,468        15,723
  Depreciation on
   Equipment               55,217      165,430      61,817       282,464
                       ----------   ----------  ----------   -----------

                        1,074,120    2,717,438   3,684,409     7,475,967

                       ----------   ----------  ----------   -----------

     GROSS PROFIT      $  775,492   $1,676,298  $  276,748   $ 2,728,538
                       ==========   ==========  ==========   ===========





                        See Independent Auditor's Report

                                                                      SCHEDULE 4

                              H. C. CONNELL, INC.
                         SCHEDULE OF OPERATING EXPENSES
                        FOR THE YEAR ENDED JUNE 30, 1994

_______________________________________________________________________



Salaries and Wages                                    $  251,086
Payroll Taxes                                             20,922
Medical and Worker's Comp Insurance                       35,702
Parts                                                    372,909
Tires                                                     69,835
Supplies and Small Tools                                 117,196
Repairs                                                  183,337
Equipment Rental                                           6,506
Fuel                                                      15,784
Oil and Lubricants                                        19,101
Other Insurance                                            9,896
Other Expense                                              3,027
Tags and Licenses                                          1,435
Depreciation                                               6,234
                                                      ----------

     TOTAL OPERATING EXPENSES                         $1,112,970
                                                      ==========





                        See Independent Auditor's Report

                                                                      SCHEDULE 5

                              H. C. CONNELL, INC.
                      SCHEDULE OF ADMINISTRATIVE EXPENSES
                        FOR THE YEAR ENDED JUNE 30, 1994

_______________________________________________________________________



Salaries and Wages                                    $  172,954
Officer's Salary                                         165,600
Bonuses                                                  285,030
Payroll Taxes                                             26,875
Medical and Worker's Comp Insurance                        8,555
Advertising and Promotion                                  8,630
Bad Debt Expense                                             224
Communications                                            13,698
Computer Expense                                           5,748
Depreciation                                              16,015
Donations                                                  5,132
Interest                                                   7,774
Other Insurance                                            2,698
Drug Screening                                             1,041
Miscellaneous                                             44,459
Fuel                                                       2,870
Office                                                    33,029
Professional Fees                                         20,778
Rent                                                      57,600
Repairs                                                   16,061
Seminars, Education                                        3,032
Security Expense                                           2,801
Tags                                                         261
Taxes and Licenses                                        45,468
Travel and Entertainment                                  29,092
Uniforms and Cleaning                                     13,129
Utilities                                                 49,312
                                                      ----------

     TOTAL ADMINISTRATIVE EXPENSES                    $1,037,866
                                                      ==========





                       See Independent Auditor's Report

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ABLE TELCOM HOLDING CORP.



                           By: /s/ Daniel L. Osborne
                              ----------------------------------------------
                             Daniel L. Osborne
                             Chief Financial and Accounting Officer, Secretary (Principal Financial Officer, Principal Accounting
                              Officer)


Dated:  December 21, 1995

                                 EXHIBIT INDEX

                 Exhibit                                                                                             Page
                 -------                                                                                             ----
                 10.1     Stock Purchase Agreement between the Registrant and H.C. and Lois A. Connell, dated November 6, 1995.

                 10.2     Amendment to Stock Purchase Agreement between the Registrant and H.C. and Lois
                          A. Connell, dated December 8, 1995.

                 10.3     Consulting Agreement between the Registrant and H. C. Connell, dated December
                          1, 1995.

                 10.4     Form of $1,465,074 Promissory Note from H.C. Investments, Inc. to H.C. and
                          Lois Connell, dated December 8, 1995.

                 10.5     Form of $250,000 Promissory Note from H.C. Investments, Inc. to H.C. and Lois
                          Connell, dated December 8, 1995.

                 10.6     Form of $250,000 Promissory Note from H.C. Investments, Inc. to Bill B.
                          Caudill, dated December 8, 1995.

                 10.7     Form of $250,000 Promissory Note from H.C. Investments, Inc. to Frazier
                          Gaines, dated December 8, 1995.

                 10.8     Term Loan and Revolving Line of Credit Facility between the Registrant and
                          SunTrust Bank, South Florida N.A. effective as of November 29, 1995.

                 27.1     Financial Data Schedule for the fiscal year ended June 30, 1993 (for SEC purposes only).

                 27.2     Financial Data Schedule for the fiscal year ended June 30, 1994 (for SEC purposes only).

                 27.3     Financial Data Schedule for the fiscal year ended June 30, 1995 (for SEC purposes only).









                                       6